                                                                     EXHIBIT 3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MORGAN GROUP HOLDING CO.

                                    ARTICLE I

              The name of the corporation (the "Corporation") is:

                            MORGAN GROUP HOLDING CO.

                                   ARTICLE II

            The address of the registered office of the Corporation in the State of Delaware and the name of the registered agent at such address are as follows:
The Corporation Trust Company,  Corporation Trust Center, 1209 Orange Street, in
the City of Wilmington, County of New Castle, Delaware 19801.

                                   ARTICLE III

            The nature of the  business and purposes to be conducted or promoted by the  Corporation  is to  engage  in any  lawful  act or  activity  for  which corporations may be organized under the General Corporation Law of Delaware (the
"DGCL").

                                   ARTICLE IV

            The  total  authorized  capital  stock of the  Corporation  shall be
11,000,000  shares  consisting of 10,000,000  shares of Common Stock,  par value
$.01 per share (the "Common  Stock"),  and 1,000,000  shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

            The following is a statement  fixing certain of the designations and the powers, voting rights, preferences and relative, participating, optional and other rights of the Preferred Stock and the Common Stock of the Corporation, and
the qualifications,  limitations or restrictions  thereof,  and of the authority with  respect  thereto  expressly  granted  to the  Board  of  Directors  of the
Corporation to fix any such provisions not fixed by this Certificate:

    A.      Preferred Stock.
            ---------------

            The  Board  of  Directors  is  hereby   expressly  vested  with  the
authority,  subject to the  limitations  presented by law and the  provisions of this Article,  to adopt a resolution or  resolutions  providing for the issue of authorized but unissued  shares of Preferred  Stock,  which shares may be issued from  time  to  time,  in one or  more  series  and in  such  amounts  as may be determined  by the Board of Directors in such  resolution  or  resolutions.  The powers, voting rights,  designations,  preferences and relative,  participating, optional or other special rights,  if any, of each series of Preferred Stock and the  qualifications,  limitations or  restrictions,  if any, of such preferences and/or rights  (collectively,  the "Series Terms"),  shall be such as are stated
and expressed in the resolution or  resolutions  providing for the issue of such series of Preferred Stock (the "Series Terms  Resolution")  adopted by the Board of Directors and shall be set forth in a certificate filed pursuant to the DGCL.
The powers of the Board of  Directors  with  respect  to the  Series  Terms of a particular  series  (any of  which  powers  may by  resolution  of the  Board of
Directors be specifically delegated to one or more of its committees,  except as prohibited by law) shall include,  but not be limited to,  determination  of the following:

            (1) The number of shares constituting the series and the distinctive designation of that series;

            (2) The  dividend  rate on the shares of that  series,  whether such dividends, if any, shall be cumulative, and, if so, the date or dates from which dividends  payable on such shares shall  accumulate,  and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (3) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

            (4)  Whether  that  series  shall have  conversion  privileges  with respect to shares of any other class or classes of stock or of any other  series of any class of stock,  and, if so, the terms and conditions of such  conversion upon the occurrence of such events as the Board of Directors shall determine;

            (5) Whether the shares of that series shall be  redeemable,  and, if so, the terms and conditions of such redemption, including their relative rights of priority,  if any, of redemption,  the date or dates upon or after which they shall be redeemable, provisions regarding redemption notices, and the amount per share  payable in case of  redemption,  which  amount  may vary under  different conditions and at different redemption dates;

            (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that  series,  and, if so, the terms and amount of such sinking fund;

            (7)  The  rights  of the  shares  of that  series  in the  event  of voluntary  or  involuntary  liquidation,  dissolution,  or  winding  up  of  the
Corporation,  and the relative rights of priority,  if any, of payment of shares of that series;

            (8) The conditions or restrictions upon the creation of indebtedness of the  Corporation or upon the issuance of additional  Preferred Stock or other capital stock ranking on a parity therewith,  or prior thereto,  with respect to dividends or distribution of assets upon liquidation;

            (9) The conditions or restrictions  with respect to the issuance of, payment  of  dividends  upon,  or the making of other  distributions  to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock or to any series  thereof with respect to  dividends  or  distribution  of assets upon liquidation; and

            (10) Any other designations,  preferences, powers and rights and any
qualifications,   limitations  or  restrictions  thereon  as  may  be  fixed  by resolution or resolutions of the Board of Directors under the DGCL.

            Any of the Series Terms,  including voting rights, of any series may
be  made  dependent  upon  facts  ascertainable   outside  this  Certificate  of
Incorporation and the Series Terms Resolution, provided that the manner in which such facts shall  operate  upon such Series Terms is clearly and  expressly  set forth in this Certificate of Incorporation or in the Series Terms Resolution.

       B.   Common Stock.
            ------------

            (1)  Subject to the rights of the holders of shares of any series of
Preferred Stock set forth in any Series Terms Resolution, the Board of Directors may,  in its  discretion,  out of funds  legally  available  for the  payment of dividends  and at such times and in such  manner as  determined  by the Board of
Directors, declare and pay dividends on the Common Stock of the Corporation.

            (2) In the event of any  liquidation,  dissolution  or winding up of the Corporation,  whether  voluntary or involuntary,  after payment or provision for the payment of the debts and other  liabilities of the  Corporation  and the payment  or setting  aside for  payment  of any  preferential  amount due to the holders of shares of any series of Preferred Stock, the holders of Common Stock, subject  to the  rights of the  holders  of any  shares of any class of stock or series  ranking  on a  parity  with  the  Common  Stock  as to the  payments  or distributions  in such event,  shall be entitled to receive  ratably any and all assets of the Corporation remaining to be paid or distributed.

            (3)  Subject to the rights of the holders of shares of any series of
Preferred Stock set forth in any Series Terms Resolution or provided by law, the holders of the Common Stock of the Corporation shall be entitled at all meetings of stockholders to one vote for each share of such stock held by them.

       C.   Retirement of Shares.
            --------------------

            Unless otherwise  provided in a Series Terms Resolution with respect to a  particular  series of  Preferred  Stock,  all  shares of  Preferred  Stock redeemed or acquired by the Corporation (as a result of conversion or otherwise)
shall be retired and restored to the status of authorized but unissued shares.

                                    ARTICLE V

            In  furtherance  and not in  limitation  of the powers  conferred by statute,  the  By-Laws  of the  Corporation  may be made,  altered,  amended  or repealed by the stockholders or by the Board of Directors.

                                   ARTICLE VI

            The powers of the  Corporation  shall be  exercised  by or under the authority of, and the business and affairs of the  Corporation  shall be managed under the  direction  of, a Board of  Directors.  The number of directors may be increased  or decreased by the  stockholders  or by the Board of Directors  from time to  time as  provided,  in the  By-Laws  of the  Corporation.  Election  of
directors need not be by written  ballot.  The number of directors  constituting the Board of Directors is to be initially set as three. Each director shall hold office  for the  term for  which  he or she was  elected  and  until  his or her successor is elected and qualified or until his or her  resignation  or removal.
Any  vacancies  on the  board of  Directors  for any  reason  shall be filled in accordance with the By-Laws of the Corporation.

                                   ARTICLE VII

       A.   To the fullest  extent  permitted  under and in accordance  with the laws of the State of Delaware,

            (i) the Corporation shall indemnify any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed
action,  suit,  or  proceeding,  whether  civil,  criminal,   administrative  or
investigative  (other than an action by or in the right of the  Corporation)  by reason  of the  fact  that  he or she is or was a  director  or  officer  of the
Corporation,  or is or was serving at the request of the Corporation as director of officer of another corporation,  partnership,  joint venture,  trust or other enterprise,  against expenses (including attorneys' fees), judgments,  fines and amounts paid in  settlement  actually and  reasonably  incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she  reasonably  believed  to be in or not  opposed to the best interests of the  Corporation,  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his or her conduct was unlawful;
and

            (ii) the  Corporation  shall  indemnify  any  person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed  action or suit by or in the  right of the  Corporation  to  procure a judgment  in its  favor by  reason  of the fact  that  such  person  is or was a director or officer of the  Corporation,  or is or was serving at the request of the  Corporation  as  director or officer of another  corporation,  partnership, joint venture, trust, or other enterprise against expenses (including attorneys'
fees)  actually and  reasonably  incurred by him or her in  connection  with the defense or  settlement of such action or suit if such person acted in good faith and in a manner he or she  reasonably  believed  to be in or not  opposed to the best interests of the Corporation, except as otherwise provided by law.

       B.   Expenses  incurred in defending a civil or criminal action,  suit or proceeding  shall  (in the case of any  action,  suit or  proceeding  against  a director or officer of the Corporation) or may (in the case of any action,  suit or proceeding  against a trustee,  employee or agent) be paid by the Corporation in  advance of the final  disposition  of such  action,  suit or  proceeding  as authorized  by the Board of Directors  upon receipt of an  undertaking  by or on behalf of the indemnified  person to repay such amount if it shall ultimately be determined  that he or she is not entitled to be indemnified by the  Corporation as authorized in this Article VII.

       C.   The  indemnification  and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the By-Laws, or any contract or agreement between the Corporation and any officer or director of the  Corporation  or  pursuant  to the  vote of  stockholders  or  disinterested directors of the Corporation or otherwise.

       D.   Neither  the  amendment  nor  repeal of this  Article  VII,  nor the adoption of any provision of these Articles of Incorporation  inconsistent  with this  Article VII,  shall  eliminate or reduce the effect of this Article VII in respect of any matter  occurring prior to such amendment,  repeal or adoption of an  inconsistent  provision or in respect of any cause of action,  suit or claim relating  to any  such  matter  which  would  have  given  rise  to a  right  of indemnification  or right to receive  expenses  pursuant to this Article VII, if such  provision  had  not  been  so  amended  or  repealed  or  if  a  provision inconsistent therewith had not been so adopted.

       E.   The personal liability of the directors of the Corporation is hereby eliminated  to the fullest  extent  permitted  by the DGCL  (including,  without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time.

                                  ARTICLE VIII

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation,  in any manner now or hereafter  prescribed by statute,  and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE IX

            John Fikre is the sole  incorporator and his mailing address is: c/o
Lynch Interactive Corporation, 401 Theodore Fremd Avenue, Rye, NY 10580.

Date: November 13, 2001

                                                  /s/ John Fikre
                                                  ------------------------
                                                  John Fikre
                                                  Sole Incorporator